                                                                   Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT

Royale Coach by Monaco, Inc., an Indiana Corporation.

MCC Acquisition Corporation, a Delaware Corporation.

MCCO Foreign Sales Corp., a Barbados Corporation.










                                      54